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                                                                    Exhibit 3.2






                                     BY-LAWS

                                       OF

                            THE WACKENHUT CORPORATION

                    (Incorporated under the laws of Florida)

                               ~~~~~~~~~~~~~~~~~~

               (Including all Amendments through October 23, 1998)








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                                     BY-LAWS

                                       OF

                            THE WACKENHUT CORPORATION

                    (Incorporated under the laws of Florida)

                               ~~~~~~~~~~~~~~~~~~

               (Including all Amendments through October 23, 1998


                                ARTICLE I - STOCK

1. Transfers of stock shall be made only upon the books of the Corporation, and only by the person named in the certificate or by an attorney, lawfully constituted, in writing, and only upon surrender of the certificate therefor.

2. Subject to the laws of the State of Florida, the Certificate of Incorporation, and the By-Laws, the Board of Directors may make such rules and regulations as they may deem expedient relative to the issue, transfer and registration of certificates of the capital stock of the Corporation, and may appoint a transfer agent or registrar of transfers, or both, and require all certificates of stock to bear the signature of such transfer agent or registrar, or the signature of both.

3. Registered stockholders only shall be entitled to be treated by the Corporation as the holders in fact of stock standing in their respective names, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Florida.

4. In case of loss or destruction of any certificate of stock, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the Corporation in such sum as the Directors may provide.

                       ARTICLE II - STOCKHOLDERS' MEETING

1. All meetings of the stockholders shall be held at such place, within or without the State of Florida, as shall be stated in the notice of the meeting.

2. The annual meeting of the stockholders of the Corporation for the election of Directors to succeed those whose terms expire, and for the transaction of such other business as may come before the meeting, shall be held at such hour and on such day as the Board of Directors may determine and cause to be stated in the notice of the meeting; provided, however, the date of such meeting shall be within 150 days following the close of the fiscal year of the Corporation. If the annual meeting of stockholders be not held as herein prescribed, the election of Directors may be held at any meeting thereafter called pursuant to these By-Laws. Any stockholder, represented in person or by proxy, may call for an election by ballot; otherwise the election shall be held with or without ballot as the Chairman of the meeting prescribes.




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                  ARTICLE II - STOCKHOLDERS' MEETING, CONTINUED

3. Special meetings of the stockholders may be called by the Chairman of the Board, the President, or one of the Vice Presidents or by the Board of Directors, and shall be called at any time by the Chairman of the Board, the President, one of the vice Presidents, Secretary or Treasurer upon the request, in writing, of stockholders owning twenty percent (20%) of the outstanding stock of the Corporation entitled to vote. Such request must state in specific terms the purpose of the meeting.

4. Notice of the time and place of annual and of all special meetings of the stockholders shall be given at least ten (10) days prior to the meeting to each stockholder of record of the Corporation entitled to vote thereat. Business transacted at all special meetings of the stockholders shall be confined to the purposes stated in the notice thereof and matters incidental thereto.

5. A quorum at any annual or special meeting of the stockholders shall consist of stockholders holding a majority of the capital stock of this Corporation outstanding and entitled to vote thereat, represented either in person or by proxy, except as otherwise specially provided by law or in the Certificate of Incorporation. If a quorum be not present at a properly called stockholders' meeting, the meeting may be adjourned by a majority of those present and entitled to vote thereat.

                        ARTICLE III - BOARD OF DIRECTORS

1. The management of all the affairs, property and interests of the Corporation shall be vested in a Board of not less than three (3) and not more than nineteen (19) Directors, consisting of persons who shall be elected to and who shall, except as hereinafter provided, hold office until the next annual meeting or until their successors are elected and qualify. Directors need not be stockholders. In addition to the powers and authorities by the Bay-Laws and the Certificate of Incorporation expressly conferred upon it, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

2. The exact number of Directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of all the Directors then holding office at any special or regular meeting, provided that in the case of a special meeting notice of such proposed action has been included in the notice thereof. Any such resolution, when so adopted, shall effect an amendment of this section and constitute a determination of the exact number of persons constituting the Board of Directors. Any such resolution increasing or decreasing the number of Directors shall have the effect of creating or eliminating a vacancy or vacancies, as the case may be; provided, however, that no such resolution shall reduce the number of Directors below the number then holding office.

3. In case any vacancy or vacancies shall occur in the Board of Directors by reason of death, resignation or expiration of term of office or by reason of an increase in the number of Directors as provided in Section 2 of this ARTICLE III, the remaining Directors, by the affirmative vote of a Majority thereof, may elect a Director to fill each such vacancy to hold office for the period specified in Section 1 of this ARTICLE III.




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                   ARTICLE III - BOARD OF DIRECTORS, CONTINUED

4. Any Directors may be removed at any time with or without cause, by a vote of stockholders holding a majority of the stock of the Corporation entitled to vote. Any Director may be removed at any time for cause by resolution adopted by the affirmative vote of a majority of all the Directors then holding office at any special or regular meeting provided notice of such proposed action has been included in the notice of such meeting.

5. Annual Meetings of the Directors shall be held with or without notice in the general location of and promptly following the Annual Meeting of the Shareholders. Regular meetings of the Directors may be held without notice at such times and at such places, within or without the State of Florida, as the Directors may from time to time determine.

6. Special meetings of the Directors may be called at any time by the Chairman of the Board, the President or one of the Vice Presidents or the Secretary, or upon written request of two or more Directors, such request stating the purpose for which the meeting is to be called, or to be held at the principal office of the Corporation or at such place within or without the State of Florida as the Directors may from time to time decide.

7. Written notice of the date, time and place of special meetings of the Board shall be given to each Director either by personal delivery or by mail, telegram or cablegram at least two (2) days before the date designated therein for such meeting.

8. A majority of the whole Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business; but less than a quorum may adjourn the meeting, which may be held on a subsequent date without further notice, provided a quorum be present at such deferred meeting. Unless otherwise specifically provided by the laws of the State of Florida or the Certificate of Incorporation, the act of a majority of the Directors present at any properly convened meeting at which there is a quorum shall be the act of the Board.

9. No stated salary, subject to any limitations contained in the Certificate of Incorporation, shall be paid Directors, as such, for their services, but by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board, or for attendance at each regular or special meeting of a standing or special committee or of the Executive Committee; provided, however, that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

10. The Board of Directors be and is hereby authorized to name retiring Directors as Director-Emeritus having the right to attend meetings of the Board without vote. The expenses of such Director-Emeritus, including transportation, meals and lodging, may, in the discretion of the Board of Directors, be paid by the Corporation.

11. Upon attaining the age of seventy-three (73), a Director shall not be eligible for election as a member of the Board of Directors unless the Nominating and Compensation Committee of the Board of Directors unanimously grants a waiver of this requirement.



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                        ARTICLE IV - EXECUTIVE COMMITTEE

The Board of Directors may, by resolution, appoint an Executive Committee to consist of up to five Directors, which Executive Committee shall have and may exercise, during the intervals between meetings of the Board of Directors, all the powers vested in the Board of Directors under any statute, the Certificate of Incorporation or the By-Laws of the Corporation, except the power to (a) determine the number of Directors constituting the Board, (b) remove any Director for cause, (c) fill vacancies in the Board of Directors, (d) change the membership or fill vacancies in the Executive Committee, (e) approve amendments of the Certificate of Incorporation, or (f) amend or repeal the By-Laws of the Corporation. The Board of Directors shall have the exclusive power at any time and from time to time to change the membership of and fill vacancies in the Executive Committee. The Executive Committee may make rules for the conduct of its business. The Executive Committee shall keep and preserve minutes reflecting its actions. A majority of the members of the Executive Committee shall be a quorum. After at least three (3) hours notice, with good faith effort to contact each member orally, by telephone or telegram, all actions may be taken without additional notice of any kind by the unanimous agreement of a majority of the members of the Executive Committee. However, if one of the members of the Executive Committee dissents, action can only be taken upon the approval of a majority of the members of the executive Committee after due notice as provided for in ARTICLE VII.

                              ARTICLE V - OFFICERS

1. The officers of the Corporation shall be a President, a Vice President, a Secretary and a Treasurer, and, in the discretion of the Board of Directors, a Chairman of the Board, an additional Vice President or Vice Presidents, including an Executive or Senior Vice President, a Controller, and one or more Assistant Secretaries and one or more Assistant Treasurers, who shall be elected by the Directors at their regular annual meeting immediately following each annual meeting of the stockholders. Officers shall hold office until the next annual meeting of the Board of Directors unless otherwise provided in these By-Laws, and until their successors are elected and qualify. The Chairman of the Board and the President shall be elected from among the Directors. Any person may hold two or more offices, except that the President may not also be Secretary or an Assistant Secretary. No person holding two or more offices shall sign any instrument in the capacity of more than one office.

2. If there be a Chairman of the Board, he shall preside at all meetings of the stockholders and of the Board of Directors (otherwise the President shall preside at such meetings), and shall also perform such other duties as may be prescribed by the Board of Directors.

3. The other officers of the Corporation shall have such powers and duties as generally pertain to their respective offices as well as such powers and duties as from time to time may be conferred by the Board of Directors.

4. In the case of the absence or inability to act of any office of the Corporation, and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any Director or other person whom they may select. The Board of Directors may delegate duties and powers to any elected or appointed officer of the Corporation even though such duties and powers are vested in other officers of the Corporation.



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                         ARTICLE V - OFFICERS, CONTINUED

5. Vacancies in any office arising from any cause may be filled by the Directors at any regular or special meeting.

6. The Board of Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices or appointed positions for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

7. The salaries of all officers and agents shall be fixed by the Board of Directors. Salaries of all employees of the Corporation (the officers or agents shall not be included within the term "employees" for the purpose of this Section) shall be fixed by the President or a Vice President, except that the President may delegate such powers to other officers or agents as to employees under their immediate control.

8. Any officer or agent elected or appointed by the Board of Directors may be removed, at any time, with or without the cause, by the Board of Directors or by the President.

                            ARTICLE VI - FISCAL YEAR

The fiscal year shall terminate at the close of business on the Sunday closest to December 31, of each year.

                              ARTICLE VII - NOTICES

1. Whenever the laws of the State of Florida or these By-Laws require notice to be given to any Director, officer or stockholder, they shall not be construed to mean personal notices; such notice may be given by telegram or may be given by depositing written notice in a post office or letter box, in a post-paid sealed wrapper, addressed to such Director, officer or stockholder at his or her address as the same appears in the books of the Corporation; and the time when the same shall be mailed shall be deemed to be the time of the giving of such notice.

2. Waiver of any notice in writing, signed by a stockholder Director or officer, whether before or after the time stated in said waiver for holding a meeting, shall be deemed equivalent to a notice required to be given by the laws of the State of Florida or by these By-Laws to any Director, officer or stockholder. This provision of the By-Laws shall be liberally construed.

                      ARTICLE VIII - ACTION WITHOUT MEETING

Nothing contained in these By-Laws shall be deemed to prohibit the Board of Directors of this Corporation or any committee thereof from proceeding in accordance with any provision of the laws of the State of Florida now or hereafter in effect pursuant to which any action of the Board of Directors of the Corporation or of any committee thereof, which is required or permitted to be taken at a meeting, may be taken without a meeting if written consent to the action signed by all the members of the Board of Directors or the committee, as the case may be, is filed in the minutes of the proceedings of the Board of Directors or committee prior to the taking of such action.




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                   ARTICLE IX - AMENDMENT OR REPEAL OF BY-LAWS

The By-Laws may be amended or repealed by the Board of Directors of the Corporation; provided that notice in general terms of such amendment or repeal has been given to each member of the Board of Directors in writing at least five
(5) days prior to said meeting, provided that such notice shall not be required in the event of (a) the signing by all members of the Board of Directors of a Waiver of Notice of meeting incorporating the amendment or the repeal or (b) the presence of all members of the Board of Directors at the meeting at which the amendment or repeal is considered and acted upon by the Board of Directors.

                           ARTICLE X - INDEMNIFICATION

The Corporation shall indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact he is or was a director, officer, employee, or agent, or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such actin, suit or proceeding, (except in such cases involving gross negligence or willful misconduct) in the performance of their duties to the full extent permitted by applicable law. Such indemnification may, in the discretion of the Board of Directors, include advances of his expenses in advance or final disposition subject to the provisions of applicable law. Such right of indemnification shall not be exclusive of any right to which any director, officer, employee, agent or controlling stockholder of the Corporation may be entitled as a matter of law.

                          ARTICLE XI - OTHER COMMITTEES

The Board of Directors may appoint an Audit and Finance Committee, a Nominating and Compensation Committee and such other committees as the Board of Directors deem appropriate. The number of members of these committees shall consist of such number as are deemed appropriate by the Board of Directors.

                ARTICLE XII - CONTROL-SHARE ACQUISITIONS ELECTION

Pursuant to Section 607.0902 (5) Florida Statutes, the Corporation elects that
Section 607.0902 not apply to control-share acquisitions (as defined in the Statute) of the shares of The Wackenhut Corporation (TWC), effective July 28, 1990.





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